Exhibit 99.1

USDC SDNY
DOCUMENT
ELECTRONICALLY FILED
UNITED STATES DISTRICT COURT		DOC #:
SOUTHERN DISTRICT OF NEW YORK		DATE FILED: JUN 23 2014
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IN RE MAGNUM HUNTER	:
RESOURCES CORPORATION	:	13 Civ. 2668 (KBF)
SECURITIES LITIGATION	:	and all member and
	:	related cases
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	:	OPINION & ORDER
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KATHERINE B. FORREST, District Judge:

Over a relatively short period, Magnum Hunter Resources Corporation (“Magnum Hunter”) significantly expanded its operations and added to its accounting complexity. Commencing in early 2012—and proceeding in a manner akin to “death by a thousand cuts”—it disclosed certain control deficiencies, accounting issues, certain fixes, more deficiencies and accounting issues, more fixes, and so on. For more than a year this pattern continued; the company’s long-time auditor resigned; it filed its Form 10-K late; and it got back on track only in the summer of 2013.

On April 23, 2013, following the resignation of its longtime auditor, the first of what would become several related lawsuits was filed. A consolidated and amended complaint (“CAC”) was filed on October 7, 2013. The CAC alleges that defendants’ disclosures of control deficiencies and related accounting issues were materially false and misleading in large part by failing to disclose the full extent of Magnum Hunter’s issues.

Plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder in connection with Magnum Hunter’s statements and omissions in a series of Securities and Exchange Commission (“SEC”) filings. Plaintiffs also allege violations of Sections 11, 12(a)(12), and 15 of the Securities Act in connection with Magnum Hunter’s May 2012 public offering (the “Offering”).

Defendants have moved to dismiss all claims on the basis that, as to the Section 10 and 20 claims, the allegations are insufficient to support an inference that its statements were not false at the time that they were made; that, even if they were, they were not made with an intent to defraud; and that plaintiffs have failed adequately to plead loss causation. Defendants also claim that the Securities Act statute of limitations bars plaintiffs’ Section 11, 12, and 15 claims.

This Court agrees and grants the pending motions. While it is certainly true that the allegations support an inference of the defendant having had serious control deficiencies and accounting issues over an extended period, there is no factual basis in the complaint to infer that, when the company made its statements—which failed to either reveal the full extent of such issues, or simply failed to foretell the future—it was acting with a knowledge of falsity or an intent to defraud.

I.                                        BACKGROUND

A. Factual Background

For purposes of this motion, the Court assumes the truth of the following allegations set forth in the consolidated amended complaint (“Compl.,” ECF No. 76).

Defendant Magnum Hunter is an oil and gas company engaged in the acquisition, exploration, exploitation, development, and production of crude oil, natural gas, and natural gas liquids in the United States and Canada. (Id. ¶ 2.) The individual named defendants in this action are Magnum Hunter’s current and former officers and board members. (Id. ¶¶ 22, 25–28, 35–42.) (Together, Magnum Hunter and the individual named defendants are the “Magnum Hunter defendants.”) Plaintiff has also alleged causes of action against Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (“the underwriter defendants”), which acted as underwriters for shares issued pursuant to an allegedly false and misleading registration statement. (Id. ¶¶ 44–45.)

Magnum Hunter grew substantially during 2011 and 2012, increasing its total assets by 470% during fiscal year 2011. (Id. ¶ 3.) Between January 17 and February 29, 2012, the company reported tremendous asset growth, as the company acquired the assets of other companies using money that it raised from offerings of its securities to investors. (Id.) On January 17, 2012, Magnum Hunter issued a press release in which it announced a 235% increase in proved reserves. (Id. ¶ 70.) On January 18 and 19, 2012, Magnum Hunter filed a registration statement and two prospectus supplements for a secondary public offering. (Id. ¶¶ 74–76.) On January 30, 2012, the company announced that its January 17 estimate of its total proved reserves had included miscalculations. (Id. ¶ 75.)

During this period, Magnum Hunter relied on audit services provided by Hein & Associates, LLP. (Id. ¶ 77.) On June 1, 2012, the company announced that it “needed a larger accounting firm with more depth in its professional expertise.” (Id. ¶ 87.) On July 17, 2012, Magnum Hunter hired PricewaterhouseCoopers LLP (“PwC”) as its independent auditor for fiscal year 2012. (Id.)

On February 29, 2012, Magnum Hunter filed its Form 10-K for the fiscal year ending December 31, 2011, which was certified pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”). (Id. ¶¶ 77, 78.) In that form, the company stated that its chief executive officer (“CEO”) and chief financial officer (“CFO”) had “concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2011 to ensure: that information required to be disclosed in the reports it files and submits under the Exchange Act is recorded, processed, summarized and reported.” (Id. ¶ 77.)

On May 3, 2012, Magnum Hunter released its first quarter 2012 financial results in a Form 10-Q, also attaching SOX certifications; the company stated that the company’s management, including its CEO and CFO, had evaluated its “disclosure controls and procedures” and concluded that they were “effective.” (Id. ¶¶ 83, 84.) Magnum Hunter stated that information required to be disclosed was “accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.” (Id.)

Also on May 3, 2012, the company announced a public offering (“the Offering”) of 35 million shares of its common stock at $4.50 per share pursuant to the January 18, 2012 prospectus and a May 11, 2012 prospectus supplement. (Id. ¶ 86.) On May 11, 2012, plaintiff DelCo purchased shares in the Offering, although lead plaintiff Edward Paige did not. (See id. p. 79, ¶ 119.) The underwriter defendants were the lead underwriters of the Offering. (Id. ¶¶ 44, 45.) Plaintiff allege that the January 18, 2012 Registration Statement and the May 11, 2012 prospectus supplement (collectively, “the Offering Documents”), were “false and misleading” because they omitted to state that the company (1) lacked sufficient qualified personnel to design and manage an effective control environment, (2) had material weaknesses in its financial reporting process, and (3) lacked adequate internal and financial controls. (Id. ¶ 126.)

According to his LinkedIn profile, Fred J. Smith, Jr., the chief accounting officer (“CAO”) of Magnum Hunter, “inherited various accounting issues . . . and [a] multiple material internal control weakness[es] environment” when he joined the company in October 2012. (Id. ¶ 28.)

Plaintiff’s complaint includes statements from nine confidential witnesses (“CW”) who are former Magnum Hunter accountants. (See id. ¶¶ 48-69.) CWs 1, 4, and 6 stated that the company failed to implement adequate internal controls, specifically regarding the company’s acquisition of another company (“NGAS”) and regarding joint interest billing (“JIB”) accounting. (Id. ¶¶ 51, 52, 54, 62, 64, 66.) CWs 1, 2, 4, 5, 8, and 9 stated that Magnum Hunter had certain staffing deficiencies and inadequate experience; for example, the company’s controller only had six months of controller experience and was insufficiently trained, the accounting staff did not communicate effectively, there was insufficient training, and there were too few staff members. (Id. ¶¶ 49, 54, 62, 64, 68, 69.) No confidential witness asserts that any of the named individual defendants had personal knowledge of accounting problems.

CW 3, an engineering technician who facilitated the reporting of daily oil production levels, stated that defendant Ferguson requested that CW 3 change production numbers so that wells’ production levels looked more consistent over time and surpassed the expected performance curve. (Id. ¶¶ 60, 61.) On August 12, 2012, Ferguson told investors that Magnum Hunter’s wells were “clearly exceeding the . . . decline curve that we are projecting.” (Id. ¶ 92.) On October 22, 2012, Ferguson stated that the company had added about a 20% increase over its average initial production for its wells. (Id. ¶ 97.)

Between October 2012 and April 2013, Magnum Hunter announced certain accounting errors. On October 22, 2012, the company filed a Form 8-K in which it stated that, on October 12, it had “discovered an inadvertent error in the calculation of non-cash share-based compensation” in the company’s second quarter 2012 10-Q. (Id. ¶ 95.) The Form 8-K related that Magnum Hunter’s “disclosure controls and procedures were not effective due to a material weakness in the accounting for share-based compensation expense.” (Id.) However, the form also stated that “[n]ew procedures and controls [were] being implemented to ensure that information required to be disclosed . . . [was] recorded, processed, summarized, and reported,” and that the company would use “new and more experienced personnel to review share-based compensation expense” and implement “software to track such expenses in order to further strengthen this internal control.” (Id. ¶ 95.) In October

2012, Magnum Hunter restated its second quarter 2012 financial results and increased its quarterly loss reported by nearly $4 million. (Id. ¶ 6.)

On November 9, 2012, the company filed a Notification of Late Filing on Form 12b-25 stating that it was “working diligently” on a restatement of its financial statements for prior periods, including “evaluating identified control deficiencies and the closing and reporting process.” (Id. ¶ 102.)

On November 14, 2012, Magnum Hunter filed a restated second quarter 2012 Form 10-Q identifying several other calculation and accounting errors, including errors with respect to the accounting treatment of a March 2012 financing transaction for the sale of equity in a subsidiary, Eureka Hunter Holdings, LLC. (Id. ¶ 105.) This restatement increased the company’s net loss attributable to common shareholders for the first half of 2012 by approximately $6.2 million, which was 3.7% of the company’s $167.4 million net loss for all of 2012. (See Stokes Decl. Ex. A, at 6–7; Ex. B, at F-12, ECF No. 105-2.)

In the restated 10-Q, Magnum Hunter stated that it continued to “implement measures designed to improve [its] internal controls” and was “realigning the responsibilities and accountability in the financial reporting process.” (Compl. ¶ 105.) The November 14 restated 10-Q also identified three internal control “material weaknesses”: (1) the lack of sufficient personnel with the appropriate level of accounting experience; (2) the lack of effective controls over period-end financial reporting; and (3) the lack of effective controls over share-based compensation expenses. (Id.) The company further acknowledged that its “disclosure controls and procedures were not effective,” which “could result in misstatements that would result in a material misstatement of the consolidated financial statements in a future annual or interim period that would not be prevented or detected.” (Id.)

To address these problems, Magnum Hunter disclosed “Remediation Plans” to “continue to evaluate and work to improve [its] internal control over financial reporting. (Id.) These plans included “changes to establish an environment necessary to prevent or detect potential deficiencies in the preparation of [its] financial statements and controls to support [its] desired internal control.” (Id.) The company also “hired a new Chief Accounting Officer with the appropriate knowledge and experience to establish and maintain [its] desired control environment.” (Id.)

Finally, the restated 10-Q announced that Magnum Hunter was postponing its 2012 annual meeting, and that it had received notice that the SEC would be reviewing the company’s preliminary proxy statement. (Id.)

Also on November 14, 2012, Magnum Hunter filed its Form 10-Q for the third quarter of 2012, which contained similar disclosures that it had “identified material weaknesses in [its] internal controls over financial reporting.” (Id. ¶ 107.)

In December 2012, the company took a $65 million impairment charge. (Id. ¶ 6.) Magnum Hunter held its 2012 annual meeting in January 2013. (Id.)

On February 28, 2013, the company filed a Notification of Late Filing on Form 12b-25, in which it disclosed that it would be unable to file its 2012 year-end Form 10-K on time and noted that “additional internal controls and significant review of certain financial matters were required by the new auditors.” (Id. ¶ 116.) On March 18, 2013, Magnum Hunter disclosed in a press release that it was facing “complex and challenging accounting issues” and that, while it was not aware of any disagreements with PwC “[a]t this time,” it was continuing to address internal control issues. (Id. ¶ 117.)

On April 16, 2013, after it was unable to file its Form 10-K on time, the company announced in its Form 8-K that it had dismissed PwC at the direction of the board of directors’ audit committee on April 10. (Id. ¶ 119; Decl. of S. Douglas Bunch (“Bunch Decl.”) Ex. 1, ECF No. 112-1.) Magnum Hunter disclosed that PwC had identified numerous issues involving the company’s operations, including that the company, inter alia:

•                  Lacked an effective control environment around internal audit, financial reporting, and tax and accounting departments, because the company did not have sufficient personnel with an appropriate level of knowledge, experience, and training;

•                  Lacked effective monitoring of the period-end financial reporting process, consolidations, share-based compensation, acquisitions, and divestitures;

•                  Lacked effective controls over the accuracy and completeness of master files of lease records, well acreage data, and leasehold property costs;

•                  Lacked effective controls over share-based compensation expense or complex equity instruments; and

•                  Lacked effective controls over income tax accounting or capitalized interest.

(Bunch Decl. Ex. 1, at 5–6.)

According to the Form 8-K, Magnum Hunter believed that the identified matters “arose primarily due to a period of rapid growth of the Company.” (Id. at 3.) The company also stated “that information had come to PWC’s attention that if further investigated may have a material impact on the fairness or reliability of [the] Company’s consolidated financial statements, and this information was not further investigated and resolved to PwC’s satisfaction prior to its dismissal.” (Id.) However, Magnum Hunter also stated its belief “that it ha[d] implemented the internal controls and processes necessary to develop reliable financial statements and allow its successor independent accounting firm to complete the audit of the Company’s consolidated financial statements.” (Id.)

On April 17, 2013, Magnum Hunter shares declined $0.49 per share, 14.76%, to close at $2.83 per share. (Compl. ¶ 120.)

On April 18, 2013, PwC sent a letter to the SEC that disputed certain statements that Magnum Hunter had made in its April 10 Form 8-K. (Id. ¶ 121; see also Court Ex. 1, ECF No. 118.) PwC stated that it “agree[d] with . . . the entire second paragraph” of the 8-K, which stated that “there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.” (Court Ex. 1.) PwC also did “not agree with the statements concerning” whether any “reportable events” under the Securities Act had occurred, because it had “advised the Company that information came to [its] attention that [it had] concluded materially impacts the fairness or reliability of the Company’s consolidated financial statements.” (Id.) The company and PwC both stated that this issue was not “resolved to [PwC’s] satisfaction prior to [its] dismissal.” (Id,) PwC made no comment with respect to “the Company’s descriptions or assessments of the status of the various PwC Identified Matters,” “whether the descriptions of the material weaknesses (including the references to the actual and potential effects) [were] complete and accurate,” the company’s remediation plan, or the engagement of a new accounting firm. (Id.)

On April 22, 2013, Magnum Hunter disclosed that PwC disagreed with its description of their parting. (Compl. ¶ 121.) On that same day, the price of the company’s stock, which had previously traded as high as $7.71 per share, dropped more than 67% to close at $2.50 per share. (Id. ¶ 121.)

After retaining another major accounting firm, BDO USA, LLP, as its new independent auditor, on June 14, 2013, Magnum Hunter filed its Form 10-K for the fiscal year ending December 31, 2012. (Id. ¶ 124.) In its 2012 Form 10-K, the company disclosed that the SEC had advised it on April 26, 2013 of “an inquiry into matters disclosed in certain of our SEC filings and press releases, as well as the sufficiency of our internal controls and our decisions to change auditors.” (Id.) The 2012 Form 10-K also disclosed weaknesses in five areas: internal controls, financial reporting, leasehold property costs, complex equity investments, and income tax accounting. (Stokes Decl. Ex. B, at 25, ECF No. 105-2.)

After the issuance of the 2012 Form 10-K, the company’s stock price increased, from a low of $2.37 on April 22 to a high of $8.12 on October 21, 2013 and a high of $8.05 on January 15, 2014. (Stokes Decl. Ex. C.)

B. Procedural History

On April 23, 2013, plaintiff Anthony Rosian filed the first complaint in this action. (ECF No. 1.) A number of additional actions were filed thereafter. On October 7, 2013, the Court consolidated all actions and appointed Edward Paige lead plaintiff and Cohen Milstein Sellers & Toll PLLC lead counsel. (ECF No. 69.) On November 20, 2013, plaintiffs filed a consolidated amended complaint. (ECF No. 76.)

The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder based on, inter alia, Magnum Hunter’s statements and omissions in a series of SEC filings: its 2011 Form 10-K, its first quarter 2012 Form 10-Q, its October 2012 Form 8-K, its restated second quarter 2012 Form 10-Q, its February 2013 Form 12b–25, and its March 18, 2013 press release. (Compl. ¶¶ 152–166.) The complaint also alleges violations of Sections 11, 12(a)(2), and 15 of the Securities Act against the Magnum Hunter defendants on behalf of purchasers in the Offering. (Id. pp. 79–83 ¶¶ 113-139.) Finally, the complaint alleges violations of Sections 11 and 12(a)(2) of the Securities Act against the underwriters of the Offering. (Id. pp. 79–83 ¶¶ 113–132.)

On January 15, 2014, defendants filed motions to dismiss the consolidated amended complaint pursuant to Rule 12(b)(6). (ECF Nos. 96, 101.) The motions became fully briefed on March 14, 2014. (ECF Nos. 111, 114, 115.) The Court heard oral argument on March 31, 2014.

II.                                   APPLICABLE LEGAL PRINCIPLES

A.                                    Rule 12(b)(6) Motions to Dismiss

Under Rule 12(b)(6), a complaint may be dismissed for “failure to state a claim upon which relief can be granted.” Fed. R. Civ. P. 12(b)(6). To survive a Rule 12(b)(6) motion to dismiss, a complaint must allege “enough facts to state a claim to relief that is plausible on its face.” Bell Atl. Corp. v. Twombly, 550 U.S. 544, 570 (2007). “A claim has facial plausibility when the plaintiff pleads factual content that allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged.” Ashcroft v. Iqbal, 556 U.S. 662, 678 (2009). In applying that standard, the court accepts as true all well-pleaded factual allegations and draws all reasonable inferences in plaintiffs favor, but does not credit “mere conclusory statements” or “[t]hreadbare recitals of the elements of a cause of action.” Id. Furthermore, the Court will give “no effect to legal conclusions couched as factual allegations.” Port Dock & Stone Corp. v. Oldcastle Northeast, Inc., 507 F.3d 117, 121 (2d Cir. 2007).

B.                                    Violations of Section 10(b) and Rule 10b-5

To state a cause of action under Section 10(b) or Rule 10b-5, plaintiffs must set forth sufficient plausible allegations that defendants “(1) made misstatements or omissions of material fact; (2) with scienter; (3) in connection with the purchase or sale of securities; (4) upon which plaintiffs relied; and (5) that plaintiffs’ reliance was the proximate cause of their injury.” In re IBM Corp. Sec. Litig., 163 F.3d 102, 106 (1998); see also Lentell v. Merrill Lynch & Co., 396 F.3d 161, 172 (2d Cir. 2005); Ganino v. Citizens Utils. Co., 228 F.3d 154, 161 (2d Cir. 2000).

“Securities fraud claims are subject to heightened pleading requirements that the plaintiff must meet to survive a motion to dismiss.” ATSI Commc’ns, Inc. v.  Shaar Fund, Ltd., 493 F.3d 87, 99 (2d Cir. 2007). First, plaintiffs must satisfy Rule 9(b), which requires that they “state with particularity the circumstances constituting fraud or mistake.” Fed. R. Civ. P. 9(b). The Private Securities Litigation Reform Act (“PSLRA”) further requires that a securities complaint “specify each statement alleged to have been misleading, the reason or reasons why the statement is misleading, and, if an allegation regarding the statement or omission is made on information and belief, . . . all facts on which that belief is formed.” 15 U.S.C. § 78u-4(b)(1)(B); see also ATSI, 493 F.3d at 99 (explaining that plaintiffs “must (1) specify the statements that the plaintiff contends were fraudulent, (2) identify the speaker, (3) state where and when the statements were made, and (4) explain why the statements were fraudulent”).

“[T]he maker of a statement is the entity with authority over the content of the statement and whether and how to communicate it.” Janus Capital Grp., Inc. v.  First Derivative Traders, 131 S. Ct. 2296, 2303 (2011).

1.                                      Actionable misstatement or omission

The first element of a Section 10(b) or Rule 10b-5 securities fraud claim is an actionable misstatement or omission. For a misstatement to be actionable, the allegations must support both falsity and materiality. See Basic Inc. v. Levinson, 485 U.S. 224, 238 (1988).

a.                                      Falsity

To adequately allege falsity, a plaintiff must “specify each statement alleged to have been misleading, [and] the reason or reasons why the statement is misleading.” In re Scholastic Corp. Sec. Litig., 252 F.3d 63, 69 (2d Cir. 2001) (alteration in original). To show actionable falsity, “plaintiffs must do more than say that the statements . . . were false and misleading; they must demonstrate with specificity why and how that is so.” Rombach v. Chang, 355 F.3d 164, 174 (2d Cir. 2004); accord Kleinman v. Elan Corp., plc, 706 F.3d 145, 152–53 (2d Cir. 2013).

An allegedly material misstatement must have been false at the time that it was made. See San Leandro Emergency Med. Grp. Profit Sharing Plan v. Philip Morris Cos., 75 F.3d 801, 812–13 (2d Cir. 1996) (explaining that “plaintiffs have not alleged circumstances to show that the defendants lacked a reasonable basis for their optimistic, but qualified predictions as to the company’s future performance”). A statement that was believed to be true when made, but was later shown to be false, is insufficient; there is no actionable falsity in such a circumstance. See id. Put another way, without contemporaneous falsity, there can be no fraud. See Novak, 216 F.3d at 309 (explaining that “fraud by hindsight” is not actionable). Falsity is not a misapprehension, misunderstanding, or mistake of fact at the time a statement was made. See, e.g., San Leandro, 75 F.3d at 813.

When a plaintiff asserts that statement of belief or opinion was false, “liability lies only to the extent that the statement was both objectively false and disbelieved by the defendant at the time it was expressed.” Fait v. Regions Fin.  Corp., 655 F.3d 105, 110 (2d Cir. 2011); see City of Omaha, Neb. Civilian Emps.’  Ret. Sys. v. CBS Corp., 679 F.3d 64, 67–68 (2d Cir. 2012) (stating that the same reasoning applies under Section 10(b)). “Statements regarding projections of future performance may be actionable . . . if they are worded as guarantees or are supported by specific statements of fact, or if the speaker does not genuinely or reasonably believe them.” In re IBM Corp. Sec. Litig., 163 F.3d at 107 (citations omitted).

“[F]or an omission to be considered actionable under § 10(b), the defendant must be subject to an underlying duty to disclose.” Levitt v. J.P. Morgan Sec., Inc., 710 F.3d 454, 465 (2d Cir. 2013). “Silence, absent a duty to disclose, is not misleading under Rule 10b-5.” Basic, 485 U.S. at 239 n.17. Section “10(b) and Rule 10b-5 do not create an affirmative duty to disclose any and all material information.” Matrixx Initiatives, Inc. v. Siracusano, 131 S. Ct. 1309, 1321 (2011); see also Resnik v. Swartz, 303 F.3d 147, 154 (2d Cir. 2002) (“Disclosure of an item of information is not required . . . simply because it may be relevant or of interest to a reasonable investor.”).

A duty to disclose under Rule 10b-5 “may arise either: (1) expressly pursuant to an independent statute or regulation; or (2) as a result of the ongoing duty to avoid rendering existing statements misleading by failing to disclose material facts.” Thesling v. Bioenvision, Inc., 374 F. App’x 141, 143 (2d Cir. 2010) (citing 17 C.F.R. § 240.10b-5(b)). “[T]he lack of an independent duty is not [necessarily] a defense to Rule 10b-5 liability because upon choosing to speak, one must speak truthfully about material issues.” Caiola v. Citibank, N.A., N.Y., 295 F.3d 312, 331 (2d Cir. 2002) (“Once Citibank chose to discuss its hedging strategy, it had a duty to be both accurate and complete.”).

b.                                      Materiality

Additionally, to be actionable under Section 10(b) and Rule 10b-5, the allegations must support the materiality of the misstatement or omission. A misstatement or omission “is to be considered material if there is a substantial likelihood that a reasonable person would consider it important in deciding whether to buy or sell shares.” Azrielli v. Cohen Law Offices, 21 F.3d 512, 518 (2d Cir. 1994) (citing Basic, 485 U.S. at 241). “Material facts include not only information disclosing the earnings and distributions of a company but also those facts which affect the probable future of the company and those which may affect the desire of investors to buy, sell, or hold the company’s securities.” Castellano v. Young &  Rubicam, Inc., 257 F.3d 171, 180 (2d Cir. 2001).

“The question of materiality, it is universally agreed, is an objective one, involving the significance of an omitted or misrepresented fact to a reasonable investor.” TSC Indus., Inc. v. Northway, Inc., 426 U.S. 438, 445 (1976). Courts have been “careful not to set too low a standard of materiality, for fear that management would bury the shareholders in an avalanche of trivial information.” Matrixx, 131 S. Ct. at 1318 (internal quotation marks and citations omitted). “When contingent or speculative future events are at issue, the materiality of those events depends on a balancing of both the indicated probability that the event will occur and the anticipated magnitude of the event in light of the totality of company activity.” Castellano, 257 F.3d at 179 (internal quotation marks and citations omitted). “[I]n such circumstances no single event or factor is necessarily determinative of the materiality inquiry.” Id.

“[R]osy predictions,” Novak, 216 F.3d at 315, and “expressions of puffery and corporate optimism do not give rise to securities violations.” Rombach, 355 F.3d at 174. Such statements are not actionable because they “are too general to cause a reasonable investor to rely upon them.”(1) ECA, Local 134 IBEW Joint Pension Trust of Chicago v. JP Morgan Chase Co., 553 F.3d 187, 206 (2d Cir. 2009); see Lasker v.  N.Y. State Elec. & Gas Corp., 85 F.3d 55, 59 (2d Cir. 1996) (holding that statements that a company’s “business strategies [would] lead to continued prosperity . . . consist of precisely the type of ‘puffery’ that this and other circuits have consistently held to be inactionable”) (internal quotation marks omitted).

2.                                      Scienter

Scienter is the “mental state embracing intent to deceive, manipulate, or defraud” by the maker of a statement. Tellabs, Inc. v. Makor Issues & Rights, Ltd., 551 U.S. 308, 319 (2007). When deciding a motion pursuant to Rule 12(b)(6), the “inquiry . . . is whether all of the facts alleged, taken collectively, give rise to a strong inference of scienter, not whether any individual allegation, scrutinized in isolation, meets that standard.” Id. at 322–323 (emphasis in original). “A

(1) The concept of “puffery” also bears on whether a misstatement is actionably false under the securities laws; courts and investors are often unable to evaluate whether such vague and general statements are in fact “true” or “false.”

complaint will survive . . . only if a reasonable person would deem the inference of scienter cogent and at least as compelling as any opposing inference one could draw from the facts alleged.” Id. at 324.

“The requisite ‘strong inference’ of fraud may be established either (a) by alleging facts to show that defendants had both motive and opportunity to commit fraud, or (b) by alleging facts that constitute strong circumstantial evidence of conscious misbehavior or recklessness.” Shields v. Citytrust Bancorp, Inc., 25 F.3d 1124, 1128 (2d Cir. 1994); accord Novak, 216 F.3d at 311. Motive and opportunity require plausible allegations that the maker of a statement could realize, and had the likely prospect of realizing, concrete benefits by the misstatement. See Shields, 25 F.3d at 1130. “Motives that are generally possessed by most corporate directors and officers,” such as the corporate profit motive, “do not suffice.” Kalnit v. Eichler, 264 F.3d 131, 139 (2d Cir. 2001). “[T]he ‘motive’ showing is generally met when corporate insiders allegedly make a misrepresentation in order to sell their own shares at a profit.” ECA, 553 F.3d at 198.

“Where motive is not apparent, it is still possible to plead scienter by identifying circumstances indicating conscious behavior” or recklessness “by the defendant, though the strength of the circumstantial allegations must be correspondingly greater.” Kalnit, 264 F.3d at 142 (internal quotation marks and citation omitted). “Intentional misconduct . . . encompasses deliberate illegal behavior.” Novak, 216 F.3d at 308. Reckless conduct is “conduct which is highly unreasonable and which represents an extreme departure from the standards of ordinary care to the extent that the danger was either known to the defendant or so obvious that the defendant must have been aware of it.” In re Carter-Wallace, Inc., Sec. Litig., 220 F.3d 36, 39 (2d Cir. 2000); see also Rothman v. Gregor, 220 F.3d 81, 90 (2d Cir. 2000); Chill v. Gen. Elec. Co., 101 F.3d 263, 269 (2d Cir. 1996) (“An egregious refusal to see the obvious, or to investigate the doubtful, may in some cases give rise to an inference of . . . recklessness.”).

Plausible allegations that a defendant knew or had access to information contradicting material public statements, but then ignoring such facts or proceeding despite them, can be sufficient to plead recklessness. See Novak, 216 F.3d at 308–309. “Where plaintiffs contend defendants had access to contrary facts, they must specifically identify the reports or statements containing this information.” Id. at 309. Mere allegations of corporate mismanagement are not actionable. See Santa Fe Indus., Inc. v. Green, 430 U.S. 462, 479 (1977).

3.                                      Loss causation

A plaintiff must also set forth sufficient facts to support loss causation in order to state a Section 10(b) or Rule 10b-5 claim; however, this requirement is not meant to impose a great burden. See Dura Pharms., Inc. v. Broudo, 544 U.S. 336, 346–47 (2005). The Second Circuit has not yet determined whether the “heightened pleading requirements of Rule 9(b)” apply to allegations of loss causation. Acticon AG v. China N. East Petroleum Holdings Ltd., 692 F.3d 34, 37–38 (2d Cir. 2012). A short, plain statement that “provide[s] a defendant with some indication of the loss and the causal connection that the plaintiff has in mind” is sufficient. Dura, 544 U.S. at 347.

To plead loss causation adequately, a plaintiff must allege both that the loss was foreseeable—that “the risk that caused the loss was within the zone of risk concealed by the misrepresentations or omissions”—and that “the misstatement or omission concealed something from the market that, when disclosed, negatively affected the value of the security.” Lentell, 396 F.3d at 172–73 (emphasis in original).

“[W]here . . . substantial indicia of the risk that materialized are unambiguously apparent on the face of the disclosures alleged to conceal the very same risk, a plaintiff must allege (i) facts sufficient to support an inference that it was defendant’s fraud—rather than other salient factors—that proximately caused plaintiff’s loss; or (ii) facts sufficient to apportion the losses between the disclosed and concealed portions of the risk that ultimately destroyed an investment.” Lentell, 396 F.3d at 177. Accordingly, adequately pleading loss causation requires more than merely alleging that a company’s shares declined substantially in value proximate to the revelation of the falsity of some prior statement. See Dura, 544 U.S. at 343.

A plaintiff can adequately plead loss causation by alleging “that the market reacted negatively to a corrective disclosure regarding the falsity” of a misstatement. Lentell, 396 F.3d at 175. Such a corrective disclosure must “reveal some then-undisclosed fact with regard to the specific misrepresentations alleged in the complaint.” In re Omnicom Grp., Inc. Sec. Litig., 597 F.3d 501, 511 (2d Cir. 2010).

C.                                    Section 20(a) Control Person Liability

Section 20(a) of the 1934 Act imposes liability on “control persons.” Section 20(a) provides:

Every person who, directly or indirectly, controls any person liable under any provision of this chapter or any rule or regulation thereunder shall also be liable jointly and severally with and to the same extent as such controlled person to any person to whom such controlled person is liable, unless the controlling person acted in good faith and did not directly or indirectly induce the act or acts constituting the violation or cause of action.

15 U.S.C. § 78t(a). “To establish a prima facie case of control person liability, a plaintiff must show (1) a primary violation by the controlled person, (2) control of the primary violator by the defendant, and (3) that the defendant was, in some meaningful sense, a culpable participant in the controlled person’s fraud.” ATSI, 493 F.3d at 108.

D.                                    Violations of Sections 11, 12(a)(2), and 15 of the Securities Act

“Sections 11 and 12(a)(2) of the Securities Act impose liability on certain participants in a registered securities offering when the registration statement or prospectus contains material misstatements or omissions. . . . Section 11 imposes strict liability on issuers and signatories, and negligence liability on underwriters, in case any part of the registration statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Section 12(a)(2) imposes liability under similar circumstances for misstatements or omissions in a prospectus. And § 15 imposes liability on individuals or entities that control any person liable under §§ 11 or 12.” Panther

Partners Inc. v. Ikanos Commc’ns, Inc., 681 F.3d 114, 120 (2d Cir. 2012) (alterations, citations, and internal quotation marks omitted).

“Neither scienter, reliance, nor loss causation is an element of § 11 or § 12(a)(2) claims which—unless they are premised on allegations of fraud—need not satisfy the heightened particularity requirements of Rule 9(b) of the Federal Rules of Civil Procedure.” Id.

III.                              DISCUSSION

Plaintiffs’ claims are based on an alleged series of material misstatements or omissions in SEC filings and SOX certifications as well as in Magnum Hunter’s Offering Documents.

For instance, on January 30, 2012, Magnum Hunter acknowledged that its January 17, 2012 press release had contained miscalculations. (Id. ¶¶ 70, 75.) In the company’s 2011 Form 10-K, filed on February 29, 2012, Magnum Hunter assured investors, allegedly falsely, that they had designed adequate internal controls and procedures and evaluated their effectiveness. (Compl. ¶¶ 77, 78.) On May 3, 2012, in their first quarter 2012 Form 10-Q, defendants again assured investors, again allegedly falsely, that their controls and procedures were effective. (Id. ¶¶ 83, 84.)

Plaintiffs also allege that, in admitting certain errors, defendants made misstatements and omissions by disclosing some, but not all, of the pervasive control deficiencies. In a Form 8-K filed on October 22, 2012, defendants stated that they were implementing new procedures and controls. (Id. ¶ 95.) However, defendants then admitted certain errors that increased the company’s loss attributable to common shareholders. (Id. ¶¶ 105, 116, 117.) In their restated second quarter 2012 Form 10-Q, filed on November 14, 2012, defendants stated, allegedly falsely (or at least omitting to tell the full truth), that they were implementing measures to improve their controls and accountability over reporting. (Id, ¶ 105.) In their Form 12b-25 filed on February 28, 2013, defendants stated that they would be unable to file their 2012 Form 10-K on time, but allegedly did not reveal the full truth regarding the company’s internal controls. (See id. ¶ 116.) In a March 18, 2013 press release, defendants disclosed certain “material weaknesses,” but stated, again allegedly falsely (or at least omitting to tell the full truth), that they were implementing measures to address material control weaknesses. (Id. ¶ 117.)

Plaintiffs also claim that the Offering Documents (the registration statement and prospectus supplement) omitted deficiencies in Magnum Hunter’s control environment that it did not disclose until April 2013—for example, that Magnum Hunter “lacked sufficient qualified personnel” and had “material weaknesses in, among other things, its financial reporting process.” (Id. ¶ 126.)

Finally, plaintiffs allege that, in August 2012, defendant Ferguson made misstatements to investors that the Eagle Ford site was exceeding the company’s projections. (Id, ¶¶ 92, 97.)

A.                                    The Sections 10(b) and 20(a) and Rule 10b-5 Claims

1.                                      Actionable misstatements or omissions

Plaintiffs allege that, in these various filings, defendants repeatedly assured investors that they had “[d]esigned” and “[e]valuated the effectiveness” of their controls (see, e.g., id. ¶ 78), yet followed those statements with later admissions of errors and material weaknesses.

Despite the litany of alleged disclosures and problems followed by more disclosures, plaintiffs’ allegations fail to support a plausible inference that defendants’ statements were materially false when made. “[A]llegations of . . . accounting irregularities, standing alone, are insufficient to state a securities fraud claim.” Novak, 216 F.3d at 309.

Instead, taking the allegations as true and all inferences in plaintiffs’ favor, the allegations do not plausibly support falsity. The fact that defendants recognized problems, announced that they were implementing effective controls and procedures, and then recognized more problems does not indicate that their statements were false at the time that they were made.

Plaintiffs argue that the November 2012 restatement constitutes an admission of falsity (see Pls.’ Mem. of L. in Opp. to Defs.’ Mot. to Dismiss (“Pls.’ Opp.”) 19 n.9, ECF No. 111). See In re Atlas Air Worldwide Holdings, Inc. Sec.  Litig., 324 F. Supp. 2d 474, 486 (S.D.N.Y. 2004) (“Although a restatement is not an admission of wrongdoing, the mere fact that financial results were restated is sufficient basis for pleading that those statements were false when made.”). However, the fact that the November 2012 restatement was of “modest size”—it increased Magnum Hunter’s loss by less than five percent—actually undercuts an inference of fraud. See Plumbers & Pipefitters Local Union No. 719 Pension Trust

Fund v. Conseco, Inc., No. 09 Civ. 6966 (JGK), 2011 WL 1198712, at *22 (S.D.N.Y. Mar. 30, 2011).

In addition, plaintiffs attempt to use confidential witnesses to show that certain conditions plagued the company throughout the relevant period that the company did not reveal to investors, and that defendants were aware of these problems. However, plaintiffs’ use of confidential witnesses does not rectify the fact that they do not adequately plead falsity. While these witnesses are certainly able to muster a litany of criticisms of accounting practices, the CAC does not include any who support an inference that defendants’ statements or omissions regarding their controls were known to be false at the time made; rather, the inference is one of an oversight failure of management. See Abrams v. Baker Hughes Inc., 292 F.3d 424, 433 (5th Cir. 2002) (explaining that accounting problems that led to a restatement could “easily arise from negligence, oversight or simple mismanagement, none of which rise to the standard necessary to support a securities fraud action”). In fact, on March 18, 2013, the company acknowledged that it might “identify additional material weaknesses as it finalizes its financial statements for fiscal 2012,” and that its “rapid growth . . . resulted in complex and challenging accounting issues and operational integration matters.” (Compl. ¶ 117.) In light of those admissions, Magnum Hunter’s dismissal of its auditor and its disclosure of material weaknesses on April 16, 2013 (id. ¶ 116) do not support an inference that its prior statements were materially false.

Plaintiffs also argue that PwC’s April 18, 2013 letter to the SEC, which stated its disagreement with Magnum Hunter’s account of their parting, demonstrates that Magnum Hunter’s own account—in its April 10 Form 8-K—was false. (See Compl. ¶ 121.) However, the Form 8-K and PwC’s letter to the SEC, while inconsistent in certain respects, likewise fail to support plaintiffs’ claims regarding material misstatements or omissions. Magnum Hunter specifically disclosed on April 16 that “information had come to PWC’s attention that if further investigated may have a material impact on the fairness or reliability of [the] Company’s consolidated financial statements, and this information was not further investigated and resolved to PwC’s satisfaction prior to its dismissal.” (Compl. ¶ 119; Bunch Decl. Ex. 1, at 3.) That statement is materially similar to PwC’s statement that it had “advised the Company that information came to our attention that we concluded materially impacts the fairness or reliability of the Company’s financial statements and this issue was not resolved to our satisfaction prior to our dismissal.” (Compl. ¶ 121.) In its April 18 letter, PwC also “agree[d]” that “there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.” (Court Ex. 1.) Thus, a comparison of Magnum Hunter’s Form 8-K with PwC’s letter to the SEC does not show that the earlier SEC filing contained any actionable misstatements.

Plaintiffs’ allegations that Ferguson requested that CW 3 “change” production numbers (id. ¶¶ 60, 61) also fail to support a claim. CW 3 does not allege that the changed numbers were fraudulent, does not identify any specific numbers that were changed, states that Ferguson made these changes after consulting with “the pumper” or “the foreman,” and does not tie the changed numbers to a specific misstatement. (See id. ¶¶ 60, 61.) Plaintiffs also do not allege with particularity that Ferguson’s statements to investors in August 2012 that the Eagle Ford site had achieved “predictability” and was “clearly exceeding” the company’s projections, and that the company was experiencing “a significant enhancement of [its] income” (Compl. ¶¶ 92, 97) were materially false.

2.                                      Scienter

Even if plaintiffs could allege an actionable material misstatement or omission, they have failed to adequately plead scienter, that is, a “mental state embracing intent to deceive, manipulate, or defraud.” Tellabs, 551 U.S. at 319. Scienter “may be established either (a) by alleging facts to show that defendants had both motive and opportunity to commit fraud, or (b) by alleging facts that constitute strong circumstantial evidence of conscious misbehavior or recklessness.” Shields, 25 F.3d at 1128. A “strong inference” of scienter is required. See Tellabs, 551 U.S. at 314.

First, plaintiffs do not allege that defendants—notwithstanding their various statements regarding the company’s internal controls and accounting errors—had the “motive and opportunity to commit fraud” sufficient to support scienter. See Shields, 25 F.3d at 1128. Plaintiffs allege that defendants Evan and Krueger sold 325,000 and 172,500 shares, respectively, of Magnum Hunter stock during the alleged class period. (Compl. ¶¶ 22, 26.) However, plaintiffs “have failed to allege anything ‘unusual’ or ‘suspicious”‘ about these sales. In re CRM Holdings, Ltd. Sec.  Litig., No. 10 Civ. 975 (RPP), 2012 WL 1646888, at *25 (S.D.N.Y. May 10, 2012).

Plaintiffs also fail adequately to allege scienter using the second possible method, by showing that defendants engaged in “conscious misbehavior or recklessness.” See Shields, 25 F.3d at 1128.

Plaintiffs allege that defendants knew or recklessly disregarded that their public statements—representing that the company had evaluated their internal controls and procedures and touting that they were effective—were inaccurate, and that defendants failed to check information that they had a duty to monitor. (See, e.g., Pls.’ Opp. 18 (citing Compl. ¶¶  78, 83 (stating that “management . . . has evaluated the effectiveness of our disclosure controls and procedures”)).) Under plaintiffs’ theory, Magnum Hunter knew of problems related to the valuation of its assets as early as January 2012. (See Compl. ¶¶ 70, 75.) While the company disclosed certain internal weaknesses and further errors in October 2012, November 2012, February 2013, and March 2013 (see id. ¶¶ 95, 102, 105), and assured investors that it was implementing remedial measures, the company allegedly did not identify the multitude of problems that existed or reveal how pervasively deficient the company’s internal controls actually were until it disclosed PwC’s findings to the SEC on April 16, 2013. (See, e.g., ¶¶ 105, 116, 117.) Plaintiffs argue that, because Magnum Hunter disclosed on April 16 that PwC had concluded “that internal controls necessary for the Company to develop reliable financial statements did not exist,” defendants had no reasonable basis to have affirmatively assured investors throughout 2012 of the integrity of their internal controls. (See id. ¶ 119.)

Plaintiffs include in the CAC statements of confidential witnesses as well as other evidence for the proposition that defendants “were aware of the depth and breadth of the internal control deficiencies” at the company, because of their “pervasive, purposeful, and cost-driven accounting practices” and “full disregard for prudent internal controls.” (Pls.’ Opp. 23, 25.) For example, defendant F. Smith’s LinkedIn profile stated that he “[i]nherited various accounting issues including . . . [a] multiple material internal control weakness[es] environment.” (Compl. ¶ 28.) Confidential witnesses also stated—in supposed contradiction with defendants’ statements related to designing and evaluating internal controls (see, e.g., id. ¶¶ 78, 83)—that the corporate controller D. Smith was inexperienced, that he was in over his head, and that the former CAO, defendant Kreuger, lacked the desire or training to train staff (see, e.g., id. ¶¶ 49, 54, 62, 64, 69).

Plaintiffs assert that, taken together, these facts give rise to the requisite strong inference of scienter. See, e.g., Novak, 216 F.3d 300 at 311–12 (explaining that “the defendants made repeated statements to the investment community either offering false reassurances . . . or giving false explanations”); Stocke v. Shuffle Master, Inc., 615 F. Supp. 2d 1180, 1191 (D. Nev. 2009) (finding, after a company stated that it would implement a remediation plan but internal deficiencies were later discovered, that there was “sufficient reason to infer that Defendants acted with reckless disregard in failing to rectify its past internal deficiencies”); In re Top

Tankers, Inc. Sec. Litig., 528 F. Supp. 2d 408, 415–16 (S.D.N.Y. 2007) (finding that an auditor’s resignation “over disputes . . . concerning accounting practices” contributed to “an inference that there was some deficiency in . . . internal controls, which [made] the SOX certifications more important”); In Veeco Instruments, Inc.  Sec. Litig., 235 F.R.D. 220, 232 (S.D.N.Y. 2006) (finding that “a failure to maintain sufficient internal controls to avoid fraud is sufficiently indicative of scienter”); Atlas Air, 324 F. Supp. 2d at 492 n.9 (“[W]hen viewed in the light most favorable to the plaintiff, the allegations concerning deficient internal controls bolsters the other factual allegations in the Complaint that tend to show that the individual defendants recklessly issued the company’s financial statements.”).

This Court disagrees. While Magnum Hunter clearly made numerous accounting errors and revealed internal control weaknesses in dribs and drabs, as it were, over the relevant period, plaintiffs do not allege specific facts allowing for a “strong inference” that defendants acted recklessly in their statements to the public. Rather, it is equally plausible that defendants were in a constant game of “Catch up”—acknowledging the company’s material weaknesses and disclosing their continued efforts to resolve them, only to learn of yet more. While this pattern supports an inference of potentially poor accounting management, it does not support fraud. Some examples make this clear.

First, the publication of inaccurate financial results in February and May 2012 that were restated in November 2012 cannot support a strong inference of scienter sufficient to maintain a claim. See Stevelman v. Alias Research, Inc., 174

F.3d 79, 84 (2d Cir. 1999) (rejecting the argument that a company’s “subsequent revelation of its accounting policy change and retroactive announcement of lowered earnings should be probative of conscious misbehavior or recklessness”).

Magnum Hunter’s later statements related to its internal controls likewise do not themselves support an inference of conscious misbehavior or recklessness, even when compared to earlier statements stating that the company was implementing remedial measures. Magnum Hunter continually disclosed ongoing weaknesses in November 2012, February 2013, and March 2013 (see Compl. ¶¶ 105, 116, 117), and stated in March 2013 that it might identify additional material weaknesses (Compl. ¶ 117). The weaknesses that defendants disclosed in late 2012 and early 2013 related to exactly the same issues as the earlier ones: as early as November 2012, defendants acknowledged that it had identified material weaknesses relating to end-of-period financial reporting, share-based compensation, and a “[1]lack of sufficient, qualified personnel to design and manage an effective control environment.” (Id. ¶ 105.)

Thus, the complaint does not “support a reasonable belief as to the misleading nature” of the company’s statements. See Novak, 216 F.3d at 314 n.1. Even if Magnum Hunter’s statements failed to identify every weakness, that alone is insufficient to support an adequate inference of scienter. “A failure ‘to identify problems with the defendant-company’s internal controls and accounting practices does not constitute reckless conduct sufficient for § 10(b) liability.”‘ Conseco, 2011 WL 1198712, at *22 (quoting Novak, 216 F.3d at 309); see Acito v. IMCERA Grp.,

Inc., 47 F.3d 47, 53 (2d Cir. 1995) (“Mere allegations that statements in one report should have been made in earlier reports do not make out a claim of securities fraud.”).

Furthermore, the complaint does not allege that Magnum Hunter’s disclosure of unresolved control issues on April 16, 2013, after which the company’s stock price dropped, was so inaccurate as to support a “strong inference” of scienter with regard to any earlier misstatements or omissions. See Carter-Wallace, 220 F.3d at 39 (explaining that reckless conduct is, “at the least, conduct which is highly unreasonable and which represents an extreme departure from the standards of ordinary care to the extent that the danger was either known to the defendant or so obvious that the defendant must have been aware of it”) (emphasis added). Here, Magnum Hunter had disclosed on March 18, 2013 that it might “identify additional material weaknesses as it finalize[d] its financial statements for fiscal 2012.” (Compl. ¶ 117.) The weaknesses that the company identified in April 2013 were of the same type as those that it had disclosed in 2012 and earlier in 2013.

The confidential witnesses’ statements (regarding, inter alia, deficient and inadequately skilled accounting staff and improper accounting practices) do not support an inference of the requisite scienter. The issue is not whether Magnum Hunter had inadequate controls at some time during the relevant period, but whether defendants made specific fraudulent disclosures with scienter—that is, with “conscious misbehavior or recklessness.” Shields, 25 F.3d at 1128. The allegations as pleaded are insufficient. Rather, defendants disclosed in November

2012 and afterwards that the company had material accounting weaknesses in the core internal control areas of staffing and financial reporting. (See Compl. ¶¶ 105, 116, 117.)

Finally, plaintiffs fail to adequately plead scienter in connection with defendant Ferguson’s statements to investors regarding the Eagle Ford site. “Management’s optimism that is shown only after the fact to have been unwarranted does not, by itself, give rise to an inference of fraud.” Stevelman, 174 F.3d at 85 (rejecting allegations of “fraud by hindsight”).

By contrast, the cases that plaintiffs cite highlight the types of egregious circumstances and particularized allegations that are sufficient to raise a “strong inference” of scienter. See, e.g., Stocke, 615 F. Supp. 2d at 1189–90 (finding that repeated instances of “improper recognition of revenues before they were earned . . . suggest a conscious decision to improperly recognize revenue”); Top Tankers, 528 F. Supp. 2d at 415–16 (explaining that the company’s auditor specifically told the company not to include the “seller’s credit” in book value, but that the company did so regardless); Veeco, 235 F.R.D. at 231 (involving particularized confidential- witness allegations that attributed knowledge of specific issues to specific individual defendants). Similarly, the restatements on which plaintiffs relied in other cases generally had a greater impact on the company’s financial statements than here, where the November 14, 2012 restatement increased Magnum Hunter’s loss by less than five percent. See, e.g., Atlas Air, 324 F. Supp. 2d at 483-84 (announcing a $363.8 million restatement followed by bankruptcy).

The relevant inquiry for the Court “is whether all of the facts alleged, taken collectively, give rise to a strong inference of scienter, not whether any individual allegation, scrutinized in isolation, meets that standard.” Tellabs, 551 U.S. at 322–323 (emphasis added); see also 15 U.S.C. § 78u-4(b)(2)(A) (“[T]he complaint shall . . . state with particularity facts giving rise to a strong inference that the defendant acted with the required state of mind.”). Here, “a reasonable person” would not “deem the inference of scienter cogent and at least as compelling as any opposing inference one could draw from the facts alleged.” Id. at 324.

Indeed, other facts alleged in the complaint cut against a strong inference of scienter. For example, after engaging Hein as its auditor for fiscal year 2012, defendants dismissed Hein halfway through 2012, and then hired PwC. (Compl. ¶ 87.) After dismissing PwC, Magnum Hunter then retained BDO USA, LLP, another accounting firm, and successfully filed its 2012 Form 10-K. (See id. ¶ 124.) These facts contribute to an inference not that defendants acted with conscious behavior or recklessness, but rather that they sought to rectify weaknesses. There is no allegation that BDO discovered any additional control weaknesses that Magnum Hunter had not previously reported.

3.                                      Loss causation

Finally, plaintiffs have failed to plead loss causation adequately. “To plead loss causation, the complaint must allege facts that support an inference that [defendants’] misstatements and omissions concealed the circumstances that bear upon the loss suffered such that plaintiffs would have been spared all or an ascertainable portion of that loss absent the fraud.” Lentell, 396 F.3d at 175

(explaining that the plaintiffs failed to plead loss causation because there was “no allegation that the market reacted negatively to a corrective disclosure”); see also Dura, 544 U.S. at 347 (explaining that the complaint failed to claim that the “share price fell significantly after the truth became known,” and that the plaintiffs did not provide defendants “with some indication of the loss and the causal connection” that they had in mind).

Plaintiffs allege that Magnum Hunter’s stock price declined on April 17, 2013 and on April 22, 2013. (Compl. ¶¶ 7, 22, 120, 121.) Plaintiffs argue that defendants’ disclosures on October 22, 2012 and November 14, 2012 only identified limited material weaknesses (see id. ¶ 105), and that the April 16, 2013 Form 8-K, which stated that the company had dismissed PwC after PwC had identified numerous issues involving the company’s operations, and its April 22, 2013 disclosure of PwC’s letter to the SEC, were “corrective disclosures” leading to the stock price declines. See Lentell, 396 F.3d at 175.

However, the April 2013 statements cannot be regarded as “corrective disclosures.” As set forth above, Magnum Hunter did not represent in October or November 2012 that these weaknesses were the only control issues. In fact, the company specifically warned investors on March 18, 2013 that it “may identify additional material weaknesses” and that it was facing “complex and challenging accounting issues.” (Compl. ¶ 117.) Because the company disclosed nothing new in April 2013, it is not plausible based on such an allegation, as required to plead loss causation, that the “share price fell significantly after the truth became known.” Dura, 544 U.S. at 347.

For these reasons, plaintiffs have failed to plead that Magnum Hunter’s statements caused the stock price decline.

B.                                    The Sections 11, 12(a)(2), and 15 Claims

For plaintiffs to state a claim under Section 11 or 12(a)(2) of the Securities Act, the offering materials for the Offering must have “contained an untrue statement of a material fact or omitted to state a material fact . . . necessary to make the statements therein not misleading.” Rombach, 355 F.3d at 168 n.2 (quoting 15 U.S.C. § 77k). Scienter, reliance, and loss causation are not elements of a Section 11 or 12(a)(2) claim. See Panther Partners, 681 F.3d at 120.

1.                                      The statute of limitations

Securities Act claims must be “brought within one year after the discovery of the untrue statement or the omission, or after such discovery should have been made by the exercise of reasonable diligence.” 15 U.S.C. § 77m; see also Merck & Co. v. Reynolds, 559 U.S. 633, 656 (2010) (Stevens, J., concurring in part and concurring in the judgment) (stating the one-year statute of limitations for Securities Act claims); Police & Fire Ret. Sys. of City of Detroit v. IndyMac MBS, Inc., 721 F.3d 95, 107 (2d Cir. 2013) (same).

Under the “inquiry notice” rule, the one-year period begins to run when public information, sometimes called “storm warnings,” would lead a reasonable investor to investigate potential claims. Dodds v. Cigna Sec., Inc., 12 F.3d 346, 349-50 (2d Cir. 1993). In Merck & Co. v. Reynolds, an Exchange Act case, the

Supreme Court held that “the discovery of facts that put a plaintiff on inquiry notice does not automatically begin the running of the limitations period”; rather, “the limitations period does not begin to run until the plaintiff thereafter discovers or a reasonably diligent plaintiff would have discovered the facts constituting the violation.” 559 U.S. at 653 (internal quotation marks omitted). Courts in this circuit have split on whether the Merck “discovery rule” also applies to Section 11 of the Securities Act, or whether the former “inquiry notice” standard still applies. See Pa. Pub. Sch. Emps. Ret. Sys. v. Bank of Am. Corp., 874 F. Supp. 2d 341, 364 (S.D.N.Y. 2012).

The Court need not resolve that question here, because the outcome of this case does not depend on whether Merck applies. Magnum Hunter’s substantial disclosures on October 22, 2012 and November 14, 2012 constituted a sufficient “constellation of facts” to satisfy either standard—either to put plaintiffs on inquiry notice or to lead a reasonably diligent plaintiff to have discovered those facts. See Freidus v. Barclays Bank PLC, 734 F.3d 132, 138-39 (2d Cir. 2013) (declining to decide whether the Merck standard applied and finding that, “faced with this constellation of facts, a reasonably diligent investor would have discovered the alleged violations” over a year before the filing of the complaint). Because plaintiffs filed the amended complaint in this action more than one year after Magnum Hunter disclosed that information, plaintiffs’ claims are untimely.

Plaintiffs claim that the Offering Documents omitted deficiencies in Magnum Hunter’s control environment that it did not disclose until April 2013—for example,

that Magnum Hunter “lacked sufficient qualified personnel” and had “material weaknesses in, among other things, its financial reporting process.” (Compl. ¶ 126.) However, in its SEC filings on October 22 and November 14, 2012, Magnum Hunter disclosed more than enough information for plaintiffs to assert these claims, including that the company:

•                  Was “working diligently to complete [a] Restatement” of prior financial statements, including “evaluating identified control deficiencies and the closing and reporting process” (id. ¶ 102);

•                  Had “not design[ed] an effective control environment with the sufficient complement of personnel with the appropriate level of accounting knowledge, experience, and training,” and “did not maintain effective controls over the period-end financial reporting process, including controls with respect to the preparation, review, supervision, and monitoring of accounting operations” (id. ¶ 105); and

•                  Had “identified material weaknesses in [its]internal controls over financial reporting in connection with (i) [its] lack of sufficient qualified personnel to design and manage an effective control environment, (ii) [its] period-end financial reporting process and (iii) [its] share-based compensation.” (id. ¶ 107).

Those disclosures constituted a “constellation of facts” sufficient for plaintiffs to plead each element of their Securities Act claims and to put reasonable investors on notice of the Securities Act claims that plaintiffs now assert. See Freidus, 734 F.3d at 139. Magnum Hunter revealed nothing of significance after November 14, 2012 that plaintiffs could not have included in a complaint on that date.

Contrary to plaintiffs’ arguments, Magnum Hunter’s disclosures in 2012 were neither limited nor vague. (See Pls.’ Opp. 37.) For example, the company stated in October 2012 that it had “concluded that [its] disclosure controls and procedures were not effective due to a material weakness” (Compl. ¶ 95) and, in November 2012, that it was working toward further evaluation of “control deficiencies” (id.  102); it also identified three specific reasons for its conclusions (id. ¶ 105). In November 2012, Magnum Hunter also disclosed that there could be “misstatements . . . in a future annual or interim period that would not be prevented or detected” (id.). Thus, the company had revealed the “specific accounting and financial issues” that later came to light in April 2013 (see Pls.’ Opp. 37) in their October and November 2012 filings.

Plaintiffs argue that defendants admitted in June 2013 that its October and November 2012 disclosures had failed to identify most internal control deficiencies. (See id. at 37–38.) This argument is without merit. On June 14, 2013, in the Form 10-K for the period ending December 31, 2012, Magnum Hunter identified five categories of material weaknesses, and stated that the “first and second categories generally resemble the three material weaknesses discussed in the above paragraph”—that is, certain weaknesses that had been identified in October and November 2012. (See Bunch Decl. Ex. 2, at 25 (emphasis added).) However, the relevant portion of Magnum Hunter’s Form 10-K simply described three categories of information that had not been discussed in the prior paragraph; the company did not, contrary to plaintiffs’ assertion, admit that it had never before disclosed the other three categories of weaknesses.

Even if plaintiffs were correct that the 2012 disclosures did not include every problem that the company ultimately disclosed, the statute of limitations for Securities Act claims is not somehow tolled until the appearance of disclosures that perfectly match the allegations that a plaintiff chooses to include in its complaint. See Freidus, 734 F.3d at 139; Staehr v. Hartford Fin. Servs. Grp., 547 F.3d 406, 427 (2d Cir. 2008) (explaining that plaintiffs “need not detail every aspect of the alleged fraudulent scheme,” and that an “investor does not have to have notice of the entire fraud being perpetrated to be on inquiry notice”). Assuming that plaintiffs had a valid Securities Act claim based on the Offering, Magnum Hunter’s October and November 2012 disclosures that it had discovered material control weaknesses and accounting errors were sufficient to put plaintiffs on “inquiry notice,” Dodds, 12 F.3d at 349–50, or for a reasonable investor to have discovered the facts constituting the violation, Merck, 559 U.S. at 653.

Plaintiffs also argue that defendants’ “reassuring statements” in its various filings “prevent[ed] the emergency of a duty to inquire or dissipate such a duty” and thus prevented the statute of limitations from commencing. See LC Capital Partners, L.P. v. Frontier Ins. Grp., 318 F.3d 148, 155 (2d Cir. 2003). However, such “reassuring statements will prevent” the statute of limitations from running “only if an investor of ordinary intelligence would reasonably rely on the statements to allay the investor’s concern.” Id. (emphasis added). Whether the statute is delayed depends on “how significant the company’s disclosed problems are, how likely they are of a recurring nature, and how substantial are the ‘reassuring’ steps announced to avoid their recurrence.” Id. Here, Magnum Hunter had already disclosed significant control deficiencies, and itself warned investors not to be overly reassured. The company cautioned investors that accounting and control deficiencies “could result in misstatements . . . in a future annual or interim period that would not be prevented or detected” and stated that it would “continue to evaluate and working to improve [its] internal control over financial reporting.” (Compl. ¶ 105.) An investor could not reasonably rely on such statements to allay his or her concern. See LC Capital, 318 F.3d at 155.

Plaintiffs’ attempt to benefit from the relation-back doctrine also fails. Rule 15(c) provides that an “amendment to a pleading relates back to the date of the original pleading when . . . the amendment asserts a claim or defense that arose out of the conduct, transaction, or occurrence set out—or attempted to be set out—in the original pleading.” Fed. R. Civ. P. 15(c)(1)(B). Here, plaintiffs argue that, because the Securities Act claims in the amended complaint arise from the same set of misstatements and omissions as alleged in the original complaint, the amended complaint should relate back to the date of the original complaint, April 23, 2013. However, the plaintiffs who originally filed suit lacked standing to bring Section 11 or 12(a)(2) claims, because they did not allege stock purchases in or traceable to the Offering. See DeMaria v. Andersen, 318 F.3d 170, 178 (2d Cir. 2003) (“[P]urchasers who can trace their shares to an allegedly misleading registration statement have standing to sue under § 11 of the 1933 Act.”). The only plaintiff that did allegedly purchase shares in the Offering, and thus has standing to sue, was the Delaware County Employees Retirement Fund (“DelCo”) (Compl. ¶ 119), which did not originally file a lawsuit. Therefore, whether or not plaintiffs’ claims are timely now depends on whether DelCo’s claims are “independently timely”; DelCo’s claims cannot relate back to the date of Rosian’s complaint. See IndyMac, 721 F.3d at 112–13.(2)

Nor are plaintiffs entitled to equitable tolling. “Generally, a litigant seeking equitable tolling bears the burden of establishing two elements: (1) that he has been pursuing his rights diligently, and (2) that some extraordinary circumstance stood in his way.” Pace v. DiGuglielmo, 544 U.S. 408, 418 (2005). Here, DelCo has long had notice regarding its claim. In fact, DelCo moved for appointment as lead counsel on June 24, 2013 (ECF No. 38), yet it failed to file its own complaint.(3)

Finally, plaintiffs do not allege the time and circumstances of the discovery of their claims, beyond the conclusory statement that “[1]ess than one year elapsed between the time that Plaintiffs or any member of the Class discovered or reasonably could have discovered the facts alleged herein, and the date that this

(2) Even if plaintiffs could use the relation-back doctrine with respect to the Magnum Hunter defendants, that argument fails with respect to the underwriter defendants, which plaintiffs added for the first time in the amended complaint. Plaintiffs thus do not meet the requirements for relation back set forth in Rule 15(c) with respect to defendants not previously named in the complaint. See Krupski v. Costa Crociere S. p. A., 560 U.S. 538, 546 (2010); LC Capital, 318 F.3d at 156.

(3) Again, even if plaintiffs could use the equitable-tolling doctrine with respect to the Magnum Hunter defendants, the doctrine would not apply against the underwriters, whom plaintiffs added for the first time in the amended complaint.

Complaint was filed.” (Compl. ¶¶ 122, 130.) Plaintiffs failed to plead, as necessary, the specific “time and circumstances of the discovery of the fraudulent statement.” In re Chaus Sec. Litig., 801 F. Supp. 1257, 1265 (S.D.N.Y. 1992). Plaintiffs therefore fail to meet their burden under the Securities Act.

IV.                               CONCLUSION

For these reasons, defendants’ motions to dismiss the complaint are GRANTED. The Clerk of Court shall close the motions at ECF Nos. 96 and 101 and terminate this action.

SO ORDERED.

Dated:	New York, New York
June 23, 2014

/s/ Katherine B. Forrest
KATHERINE B. FORREST
United States District Judge